Exhibit 99.1

Asterias Biotherapeutics Announces Availability of Abstract with Phase 2 Clinical Data on Cancer Vaccine AST-VAC1 in Acute Myelogenous Leukemia (AML)

Data to be Featured in Oral Presentation at the 2015 American Society of Clinical Oncology (ASCO) Annual Meeting

Menlo Park, Calif. May 14, 2015--Asterias Biotherapeutics, Inc. (NYSE MKT: AST), a biotechnology company focused on the emerging field of regenerative medicine, today announced the online availability of an abstract reporting data on long-term follow-up of patients with acute myelogenous leukemia (AML) from the Phase 2 clinical trial of the Company's autologous  telomerase-based dendritic cell cancer vaccine, AST-VAC1. Data included in the abstract will be presented in an oral presentation at the 2015 American Society of Clinical Oncology (ASCO) Annual Meeting, to be held in Chicago, Illinois May 29 - June 2, 2015.

The data will be presented by H. Jean Khoury, MD, FACP, professor of hematology and medical oncology, and director of the Division of Hematology in the Department of Hematology and Medical Oncology at Emory University School of Medicine.

Details for the oral presentation are as follows:

Presentation Title: Long-term follow-up of patients with acute myelogenous leukemia receiving an autologous telomerase-based dendritic cell vaccine
Abstract #: 7007
Session: Leukemia, Myelodysplasia, and Transplantation
Date & Time: Saturday, May 30, 2015 from 3:09 PM to 3:19 PM Central time
Abstract Link: abstract.asco.org/

About AST-VAC1

AST-VAC1 is an autologous product (using cells that come from the treated patient) consisting of mature antigen-presenting dendritic cells pulsed with RNA for the protein component of human telomerase (“hTERT”) and a portion of a lysosomal targeting signal ("LAMP"). LAMP directs the telomerase RNA to the lysosome, the subcellular organelle that directs the RNA to a particular part of the cell membrane. AST-VAC1 is injected into the patient’s skin; and from there the dendritic cells travel to the lymph nodes and instruct cytotoxic T-cells (T-cells that "kill" other cells) to kill tumor cells that express telomerase on their surface.

About Asterias Biotherapeutics

Asterias Biotherapeutics, Inc. (NYSE MKT: AST) is a leading biotechnology company in the emerging field of regenerative medicine. The Company’s core technologies center on pluripotent stem cells, which are characterized by the ability to become all cell types in the human body. Asterias is focused on developing therapies based on pluripotent stem cells to treat diseases or serious injuries in several medical areas where there is high unmet medical need and without adequate available therapies. Asterias’ two therapeutic programs, AST-OPC1 (oligodendrocyte progenitor cells) for spinal cord injuries and AST-VAC2 (antigen-presenting allogeneic dendritic cells) for lung cancer, are based on the Company’s proprietary technology platforms of Pluripotent Stem Cells and Allogeneic Dendritic Cell Immunotherapy, respectively. AST-OPC1 is currently in a Phase 1/2a clinical trial. Additional information about Asterias can be found at www.asteriasbiotherapeutics.com.

FORWARD-LOOKING STATEMENTS

Statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for Asterias, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, and maintenance of intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the businesses of Asterias, particularly those mentioned in the cautionary statements found in Asterias’ filings with the Securities and Exchange Commission. Asterias disclaims any intent or obligation to update these forward-looking statements.

Contacts

Investors

InvestorRelations@asteriasbio.com

(650) 433-2992